Exhibit 99.1

Investor Contact:	Erinn Murphy, Crocs, Inc.
(303) 848-7005
emurphy@crocs.com

PR Contact:	Melissa Layton, Crocs, Inc.
(303) 848-7885
mlayton@crocs.com

Crocs, Inc. Reports Record Second Quarter Revenues and Raises Full Year 2024 Earnings Per Share Outlook

•Second Quarter Revenues Increased 4% Over Last Year To $1,112 Million
•Second Quarter Diluted EPS Up 11% to $3.77 and Adjusted Diluted EPS Up 12% to $4.01
___________________________________________________________________________

BROOMFIELD, COLORADO — August 1, 2024 — Crocs, Inc. (NASDAQ: CROX), a world leader in innovative casual footwear for all, today announced its second quarter 2024 financial results.

“We reported record second quarter results on both the top and bottom line which exceeded our guidance on all Enterprise metrics,” said Andrew Rees, Chief Executive Officer. “Strength in the quarter was led by our Crocs Brand with exceptional growth internationally. As it relates to HEYDUDE, we are making improvements to support long-term brand health and are focused on driving brand heat by accelerating marketing in the second half of the year.”

Mr. Rees continued, “Based on the strength of our second quarter, we are lifting our operating margin and earnings per share outlook for the fiscal year while maintaining our revenue guidance. Our terrific cash flow generation provides us the flexibility to reinvest in our business, pay down debt and repurchase shares.”

Amounts referred to as “Adjusted” or “Non-GAAP” are Non-GAAP measures and include adjustments that are described under the heading “Reconciliation of GAAP Measures to Non-GAAP Measures.” A reconciliation of these amounts to their GAAP counterparts are contained in the schedules below.

Second Quarter 2024 Operating Results (Compared to the Same Period Last Year)

•Consolidated revenues were $1,112 million, an increase of 3.6%, or 4.8% on a constant currency basis. Direct-to-consumer (“DTC”) revenues grew 8.9%, or 10.0% on a constant currency basis. Wholesale revenues contracted 1.3%, flat on a constant currency basis.
•Gross margin was 61.4% compared to 57.9%. Adjusted gross margin improved 330 basis points to 61.4% compared to 58.1%.
•Selling, general, and administrative expenses (“SG&A”) of $356 million increased 17.6% from $303 million, and represented 32.0% of revenues. Adjusted SG&A of $356 million increased 19.4% from $298 million, and represented 32.0% of revenues.
•Income from operations of $326 million increased 2.3% from $318 million, resulting in operating margin of 29.3%. Adjusted income from operations of $326 million increased 0.4% from $325 million, resulting in adjusted operating margin of 29.3%.
•Diluted earnings per share of $3.77 increased 11.2% from $3.39. Adjusted diluted earnings per share of $4.01 increased 11.7% from $3.59.

•During the quarter, we repaid $200 million of debt. We repurchased approximately 1.2 million shares for $175 million, and at quarter end, $700 million of share repurchase authorization remained available for future repurchases.

Second Quarter 2024 Brand Summary

•Crocs Brand: Revenues increased 9.7% to $914 million, or 11.2% on a constant currency basis.
◦Channel
▪DTC revenues increased 12.5% to $479 million, or 13.8% on a constant currency basis.
▪Wholesale revenues increased 6.9% to $435 million, or 8.6% on a constant currency basis.
◦Geography
▪North America revenues increased 3.0% to $489 million, or 3.2% on a constant currency basis.
▪International revenues increased 18.7% to $425 million, or 22.0% on a constant currency basis.
•HEYDUDE Brand: Revenues decreased 17.5% to $198 million.
◦Channel
▪DTC revenues decreased 7.6% to $84 million.
▪Wholesale revenues decreased 23.5% to $114 million.

Balance Sheet and Cash Flow (June 30, 2024 as compared to June 30, 2023)

•Cash and cash equivalents were $168 million compared to $166 million.
•Inventories were $377 million compared to $436 million.
•Total borrowings were $1,530 million compared to $2,027 million.
•Capital expenditures were $33 million compared to $52 million.
Financial Outlook

Third Quarter 2024
With respect to the third quarter of 2024, we expect:
•Revenues to be down 1.5% to up 0.5% compared to third quarter 2023, at currency rates as of the end of the last reported period.
◦Crocs Brand to grow 3% to 5% compared to third quarter 2023.
◦HEYDUDE Brand to be down 16% to 14% compared to third quarter 2023.
•Adjusted operating margin of approximately 24.5%.
•Adjusted diluted earnings per share of $2.95 to $3.10.

Full Year 2024
With respect to 2024, we expect:
•Revenue growth of 3% to 5% compared to 2023, at currency rates as of the end of the last reported period.
◦Revenues for the Crocs Brand to grow approximately 7% to 9%.
◦Revenues for the HEYDUDE Brand to be down approximately 10% to 8%.
•Adjusted operating margin of more than 25% compared to prior guidance of approximately 25%.
•Non-GAAP adjustments of approximately $28 million related to the implementation of a new enterprise resource planning (“ERP”) system for HEYDUDE, and costs to transition to our new HEYDUDE distribution center in Las Vegas, Nevada.
•Combined GAAP tax rate of approximately 21.5% and non-GAAP effective tax rate of approximately 18.0%.
•Adjusted diluted earnings per share of $12.45 to $12.90 compared to prior guidance of $12.25 to $12.73. Adjusted diluted earnings per share guidance does not assume any impact from potential future share repurchases.
•Capital expenditures of $100 million to $110 million compared to prior guidance of $120 million to $130 million.

Conference Call Information

A conference call to discuss second quarter 2024 results is scheduled for today, Thursday, August 1, 2024, at 8:30 am ET. To receive conference call details, please register at the Investor Relations section of the Crocs website, investors.crocs.com. The webcast will also be available live and on replay through August 1, 2025 at this site.

About Crocs, Inc.:

Crocs, Inc. (Nasdaq: CROX), headquartered in Broomfield, Colorado, is a world leader in innovative casual footwear for all, combining comfort and style with a value that consumers know and love. The Company's brands include Crocs and HEYDUDE, and its products are sold in more than 80 countries through wholesale and direct-to-consumer channels. For more information on Crocs, Inc. visit investors.crocs.com. To learn more about our brands, visit www.crocs.com or www.heydude.com. Individuals can also visit https://investors.crocs.com/news-and-events/ and follow both Crocs and HEYDUDE on their social platforms.

Forward Looking Statements

This press release includes estimates, projections, and statements relating to our business plans, commitments, objectives, and expected operating results that are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.

These statements include, but are not limited to, statements regarding potential impacts to our business related to cost inflation, our financial condition, brand and liquidity outlook, and expectations regarding our future financial results, share repurchases, our strategy, plans, objectives, expectations (financial or otherwise) and intentions, future financial results and growth potential, statements regarding third quarter and full year 2024 financial outlook and future profitability, cash flows, and brand strength, anticipated product portfolio and our ability to deliver sustained, highly profitable growth and create significant shareholder value. These statements involve known and unknown risks, uncertainties, and other factors, which may cause our actual results, performance, or achievements to be materially different from any future results, performances, or achievements expressed or implied by the forward-looking statements. These risks and uncertainties include, but are not limited to, the following: cost inflation; current global financial conditions; the effect of competition in our industry; our ability to effectively manage our future growth or declines in revenues; changing consumer preferences; our ability to maintain and expand revenues and gross margin; our ability to accurately forecast consumer demand for our products; our ability to successfully implement our strategic plans; our ability to develop and sell new products; our ability to obtain and protect intellectual property rights; the effect of potential adverse currency exchange rate fluctuations and other international operating risks; and other factors described in our most recent Annual Report on Form 10-K under the heading "Risk Factors" and our subsequent filings with the Securities and Exchange Commission. Readers are encouraged to review that section and all other disclosures appearing in our filings with the Securities and Exchange Commission.

All information in this document speaks only as of August 1, 2024. We do not undertake any obligation to update publicly any forward-looking statements, whether as a result of the receipt of new information, future events, or otherwise, except as required by applicable law.

Category:Investors

CROCS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(UNAUDITED)
(in thousands, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
Revenues	$1,111,502	$1,072,367	$2,050,135	$1,956,533
Cost of sales	429,586	451,060	846,142	858,856
Gross profit	681,916	621,307	1,203,993	1,097,677
Selling, general and administrative expenses	356,178	302,818	651,826	544,260
Income from operations	325,738	318,489	552,167	553,417
Foreign currency gains (losses), net	(1,323)	551	(3,596)	148
Interest income	1,126	548	1,542	719
Interest expense	(29,161)	(43,063)	(59,724)	(85,700)
Other income, net	45	717	65	424
Income before income taxes	296,425	277,242	490,454	469,008
Income tax expense	67,518	64,830	109,093	107,053
Net income	$228,907	$212,412	$381,361	$361,955
Net income per common share:
Basic	$3.79	$3.42	$6.31	$5.84
Diluted	$3.77	$3.39	$6.26	$5.78
Weighted average common shares outstanding:
Basic	60,320	62,037	60,442	61,937
Diluted	60,766	62,603	60,910	62,616

CROCS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(UNAUDITED)
(in thousands, except share and par value amounts)

	June 30, 2024	December 31, 2023
ASSETS
Current assets:
Cash and cash equivalents	$167,734	$149,288
Restricted cash - current	2	2
Accounts receivable, net of allowances of $34,899 and $27,591, respectively	420,199	305,747
Inventories	376,599	385,054
Income taxes receivable	2,502	4,413
Other receivables	20,282	21,071
Prepaid expenses and other assets	39,586	45,129
Total current assets	1,026,904	910,704
Property and equipment, net of accumulated depreciation of $133,215 and $120,510, respectively	244,067	238,315
Intangible assets, net of accumulated amortization of $150,026 and $138,611, respectively	1,785,303	1,792,562
Goodwill	711,542	711,588
Deferred tax assets, net	640,587	667,972
Restricted cash	3,292	3,807
Right-of-use assets	292,089	287,440
Other assets	16,014	31,446
Total assets	$4,719,798	$4,643,834
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$244,853	$260,978
Accrued expenses and other liabilities	285,095	285,771
Income taxes payable	92,550	65,952
Current borrowings	—	23,328
Current operating lease liabilities	63,918	62,267
Total current liabilities	686,416	698,296
Deferred tax liabilities, net	12,841	12,912
Long-term income taxes payable	557,581	565,171
Long-term borrowings	1,529,566	1,640,996
Long-term operating lease liabilities	277,112	269,769
Other liabilities	3,071	2,767
Total liabilities	3,066,587	3,189,911
Commitments and contingencies
Stockholders’ equity:
Common stock, par value $0.001 per share, 250.0 million shares authorized, 110.3 million and 110.1 million issued, 59.6 million and 60.5 million outstanding, respectively	110	110
Treasury stock, at cost, 50.8 million and 49.6 million shares, respectively	(2,071,289)	(1,888,869)
Additional paid-in capital	844,595	826,685
Retained earnings	2,993,126	2,611,765
Accumulated other comprehensive loss	(113,331)	(95,768)
Total stockholders’ equity	1,653,211	1,453,923
Total liabilities and stockholders’ equity	$4,719,798	$4,643,834

CROCS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(UNAUDITED)
(in thousands)

	Six Months Ended June 30,
	2024	2023
Cash flows from operating activities:
Net income	$381,361	$361,955
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	33,705	25,780
Operating lease cost	40,654	36,592
Share-based compensation	17,744	15,852
Asset impairment	24,081	—
Other non-cash items	18,517	769
Changes in operating assets and liabilities, net of acquired assets and assumed liabilities:
Accounts receivable	(119,159)	(113,838)
Inventories	5,172	34,884
Prepaid expenses and other assets	2,247	(32,413)
Accounts payable, accrued expenses and other liabilities	(19,034)	27,819
Right-of-use assets and operating lease liabilities	(42,069)	(35,176)
Income taxes	30,443	8,389
Cash provided by operating activities	373,662	330,613
Cash flows from investing activities:
Purchases of property, equipment, and software	(32,806)	(51,645)
Cash used in investing activities	(32,806)	(51,645)
Cash flows from financing activities:
Proceeds from borrowings	78,156	214,634
Repayments of borrowings	(216,405)	(513,703)
Deferred debt issuance costs	(1,173)	(612)
Repurchases of common stock	(175,011)	—
Repurchases of common stock for tax withholding	(5,913)	(11,636)
Other	168	—
Cash used in financing activities	(320,178)	(311,317)
Effect of exchange rate changes on cash, cash equivalents, and restricted cash	(2,747)	7,049
Net change in cash, cash equivalents, and restricted cash	17,931	(25,300)
Cash, cash equivalents, and restricted cash—beginning of period	153,097	194,885
Cash, cash equivalents, and restricted cash—end of period	$171,028	$169,585

CROCS, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP MEASURES TO NON-GAAP MEASURES

In addition to financial measures presented on the basis of accounting principles generally accepted in the United States of America (“GAAP”), we present "Non-GAAP gross profit," “Non-GAAP gross margin,” “Non-GAAP gross margin by brand,” "Non-GAAP selling, general, and administrative expenses,” “Non-GAAP selling, general and administrative expenses as a percent of revenues,” “Non-GAAP income from operations,” “Non-GAAP operating margin,” “Non-GAAP operating margin by brand,” “Non-GAAP income before income taxes,” “Non-GAAP income tax expense,” “Non-GAAP effective tax rate,” “Non-GAAP net income,” and “Non-GAAP basic and diluted net income per common share," which are non-GAAP financial measures. We also present future period guidance for “Non-GAAP operating margin,” “Non-GAAP income from operations,” “Non-GAAP effective tax rate,” and “Non-GAAP diluted earnings per share.” Non-GAAP results exclude the impact of items that management believes affect the comparability or underlying business trends in our condensed consolidated financial statements in the periods presented.

We also present certain information related to our current period results of operations through “constant currency,” which is a non-GAAP financial measure and should be viewed as a supplement to our results of operations and presentation of reportable segments under GAAP. Constant currency represents current period results that have been retranslated using exchange rates used in the prior year comparative period to enhance the visibility of the underlying business trends excluding the impact of foreign currency exchange rate fluctuations.

Management uses non-GAAP results to assist in comparing business trends from period to period on a consistent basis in communications with the board of directors, stockholders, analysts, and investors concerning our financial performance. We believe that these non-GAAP measures, in addition to corresponding GAAP measures, are useful to investors and other users of our condensed consolidated financial statements as an additional tool for evaluating operating performance and trends by providing meaningful information about operations compared to our peers by excluding the impacts of various differences.

Management believes Non-GAAP gross profit, Non-GAAP gross margin, and Non-GAAP gross margin by brand are useful performance measures for investors because they provide investors with a means of comparing these measures between periods without the impact of certain expenses that we believe are not indicative of our routine cost of sales. Our routine cost of sales includes core product costs and distribution expenses primarily related to receiving, inspecting, warehousing, and packaging product and transportation costs associated with delivering products from distribution centers. Costs not indicative of our routine cost of sales may or may not be recurring in nature and include costs to expand and transition to new distribution centers.

Management believes Non-GAAP selling, general and administrative expenses and Non-GAAP selling, general and administrative expenses as a percent of revenues are useful performance measures for investors because they provide a more meaningful comparison to prior periods and may be indicative of the level of such expenses to be incurred in future periods. These measures exclude the impact of certain expenses not related to our normal operations, such as costs related to the integration of HEYDUDE and other costs that are expected to be non-recurring in nature.

Non-GAAP income from operations, Non-GAAP operating margin, and Non-GAAP operating margin by brand reflect the impact of Non-GAAP gross profit and Non-GAAP selling, general, and administrative expenses, as discussed above. We believe these are useful performance measures for investors because they provide a useful basis to compare performance in the period to prior periods.

Non-GAAP income before income taxes reflects the impact of Non-GAAP income from operations, as discussed above. We believe this is a useful performance measure for investors because it provides a useful basis to compare performance in the period to prior periods.

Management believes Non-GAAP income tax expense is a useful performance measure for investors because it provides a basis to compare our tax rates to historical tax rates, and because the adjustment is necessary in order to calculate Non-GAAP net income.

Management believes Non-GAAP effective tax rate is a useful performance measure for investors because it provides an ongoing effective tax rate that they can use for historical comparisons and forecasting.

Management believes Non-GAAP net income is a useful performance measure for investors because it focuses on underlying operating results and trends and improves the comparability of our results to prior periods. This measure reflects the impact of

Non-GAAP gross profit, Non-GAAP selling, general, and administrative expenses, and Non-GAAP income tax expense, as described above.

Management believes Non-GAAP basic and diluted net income per common share are useful performance measures for investors because they focus on underlying operating results and trends and improve the comparability of our results to prior periods. These measures reflect the impact of Non-GAAP gross profit, Non-GAAP selling, general, and administrative expenses, and Non-GAAP income tax expense, as described above.

For the three and six months ended June 30, 2024, management believes it is helpful to evaluate our results excluding the impacts of various adjustments relating to special or non-recurring items. Investors should not consider these non-GAAP measures in isolation from, or as a substitute for, financial information prepared in accordance with GAAP.

CROCS, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP MEASURES TO NON-GAAP MEASURES
(UNAUDITED)

Non-GAAP gross profit and gross margin reconciliation:

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
	(in thousands)
GAAP revenues	$1,111,502	$1,072,367	$2,050,135	$1,956,533

GAAP gross profit	$681,916	$621,307	$1,203,993	$1,097,677
Distribution centers (1)	—	1,586	3,242	4,867
Non-GAAP gross profit	$681,916	$622,893	$1,207,235	$1,102,544

GAAP gross margin	61.4%	57.9%	58.7%	56.1%
Non-GAAP gross margin	61.4%	58.1%	58.9%	56.4%
(1) During the six months ended June 30, 2024, adjustments primarily relate to costs to transition to our new HEYDUDE distribution center in Las Vegas, Nevada. During the three and six months ended June 30, 2023, adjustments represent expenses, including expansion costs and duplicate rent costs, related to our distribution centers in Dayton, Ohio and Las Vegas, Nevada.

Non-GAAP gross margin reconciliation by brand:

Crocs Brand:

	Three Months Ended June 30,
	2024	2023
GAAP Crocs Brand gross margin	64.1%	61.9%
Non-GAAP adjustments:
Distribution centers (1)	—%	0.1%
Non-GAAP Crocs Brand gross margin	64.1%	62.0%
(1) Represents prior year expenses, including expansion costs and duplicate rent costs, primarily related to our distribution centers in Dayton, Ohio.

HEYDUDE Brand:

	Three Months Ended June 30,
	2024	2023
GAAP HEYDUDE Brand gross margin	49.1%	47.1%
Non-GAAP adjustments:
Distribution centers	—%	less than 0.1%
Non-GAAP HEYDUDE Brand gross margin	49.1%	47.1%

Non-GAAP selling, general and administrative reconciliation:

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
	(in thousands)
GAAP revenues	$1,111,502	$1,072,367	$2,050,135	$1,956,533

GAAP selling, general and administrative expenses	$356,178	$302,818	$651,826	$544,260
Impairment related to information technology systems (1)	—	—	(18,172)
Impairment related to distribution centers (2)	—	—	(6,933)
Information technology project discontinuation	—	—	—	(4,119)
HEYDUDE integration costs	—	(130)	—	(1,416)
Duplicate headquarters rent (3)	—	(1,126)	—	(2,193)
Other (4)	—	(3,248)	—	(5,608)
Total adjustments	—	(4,504)	(25,105)	(13,336)
Non-GAAP selling, general and administrative expenses (5)	$356,178	$298,314	$626,721	$530,924

GAAP selling, general and administrative expenses as a percent of revenues	32.0%	28.2%	31.8%	27.8%
Non-GAAP selling, general and administrative expenses as a percent of revenues	32.0%	27.8%	30.6%	27.1%
(1) Represents an impairment of information technology systems related to the HEYDUDE integration.
(2) Primarily represents an impairment of the right-of-use assets for our former HEYDUDE Brand warehouses in Las Vegas, Nevada associated with our move to our new distribution center and an impairment of the right-of-use asset for our former Crocs Brand warehouse in Oudenbosch, the Netherlands.
(3) Represents duplicate rent costs associated with our move to a new headquarters.
(4) Includes various restructuring costs, as well as costs associated with the implementation of a new enterprise resource planning system.
(5) Non-GAAP selling, general and administrative expenses are presented gross of tax.

Non-GAAP income from operations and operating margin reconciliation:

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
	(in thousands)
GAAP revenues	$1,111,502	$1,072,367	$2,050,135	$1,956,533

GAAP income from operations	$325,738	$318,489	$552,167	$553,417
Non-GAAP gross profit adjustments (1)	—	1,586	3,242	4,867
Non-GAAP selling, general and administrative expenses adjustments (2)	—	4,504	25,105	13,336
Non-GAAP income from operations	$325,738	$324,579	$580,514	$571,620

GAAP operating margin	29.3%	29.7%	26.9%	28.3%
Non-GAAP operating margin	29.3%	30.3%	28.3%	29.2%
(1) See 'Non-GAAP gross profit and gross margin reconciliation' above for more details.
(2) See 'Non-GAAP selling, general and administrative expenses and selling, general and administrative expenses as a percent of revenues reconciliation' above for more details.

Non-GAAP income tax expense (benefit) and effective tax rate reconciliation:

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
	(in thousands)
GAAP income from operations	$325,738	$318,489	$552,167	$553,417
GAAP income before income taxes	296,425	277,242	490,454	469,008

Non-GAAP income from operations (1)	$325,738	$324,579	$580,514	$571,620
GAAP non-operating income (expenses):
Foreign currency gains (losses), net	(1,323)	551	(3,596)	148
Interest income	1,126	548	1,542	719
Interest expense	(29,161)	(43,063)	(59,724)	(85,700)
Other income, net	45	717	65	424
Non-GAAP income before income taxes	$296,425	$283,332	$518,801	$487,211

GAAP income tax expense	$67,518	$64,830	$109,093	$107,053
Tax effect of non-GAAP operating adjustments	—	1,544	7,141	4,614
Impact of intra-entity IP transfers (2)	(14,729)	(7,695)	(25,167)	(12,516)
Non-GAAP income tax expense	$52,789	$58,679	$91,067	$99,151

GAAP effective income tax rate	22.8%	23.4%	22.2%	22.8%
Non-GAAP effective income tax rate	17.8%	20.7%	17.6%	20.4%
(1) See ‘Non-GAAP income from operations and operating margin reconciliation’ above for more details.
(2) In the fourth quarter of 2023, and previously in 2021 and 2020, we made changes to our international legal structure, including an intra-entity transfer of certain intellectual property rights, primarily to align with current and future international operations. The transfers resulted in a step-up in the tax basis of intellectual property rights and correlated increases in foreign deferred tax assets based on the fair value of the transferred intellectual property rights. This adjustment represents the current period impact of these transfers.

Non-GAAP net income per share reconciliation:

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
	(in thousands, except per share data)
Numerator:
GAAP net income	$228,907	$212,412	$381,361	$361,955
Non-GAAP gross profit adjustments (1)	—	1,586	3,242	4,867
Non-GAAP selling, general and administrative expenses adjustments (2)	—	4,504	25,105	13,336
Tax effect of non-GAAP adjustments	14,729	6,151	18,026	7,902
Non-GAAP net income	$243,636	$224,653	$427,734	$388,060
Denominator:
GAAP weighted average common shares outstanding - basic	60,320	62,037	60,442	61,937
Plus: GAAP dilutive effect of stock options and unvested restricted stock units	446	566	468	679
GAAP weighted average common shares outstanding - diluted	60,766	62,603	60,910	62,616

GAAP net income per common share:
Basic	$3.79	$3.42	$6.31	$5.84
Diluted	$3.77	$3.39	$6.26	$5.78

Non-GAAP net income per common share:
Basic	$4.04	$3.62	$7.08	$6.27
Diluted	$4.01	$3.59	$7.02	$6.20
(1) See 'Non-GAAP gross profit and gross margin reconciliation' above for more information.
(2) See 'Non-GAAP selling, general and administrative expenses and selling, general and administrative expenses as a percent of revenues reconciliation' above for more information.

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL GUIDANCE

Full Year 2024:
Approximately:
Non-GAAP operating margin and operating income reconciliation:
GAAP operating margin	Over 24%
Non-GAAP adjustments, primarily related to IT system impairments (1)	1%
Non-GAAP operating margin	Over 25%
Non-GAAP effective tax rate reconciliation:
GAAP effective tax rate	21.5%
Non-GAAP adjustments, primarily related to amortization of intellectual property (1)(2)	(3.5)%
Non-GAAP effective tax rate	18.0%
Non-GAAP diluted earnings per share reconciliation:
GAAP diluted earnings per share	$11.66 to $12.11
Non-GAAP adjustments, primarily related to IT system impairments and amortization of intellectual property (1)(2)	$0.79
Non-GAAP diluted earnings per share	$12.45 to $12.90
(1) For the full year 2024, we expect to incur approximately $28 million in costs primarily for an impairment of information technology systems related to the HEYDUDE integration and costs to transition to our new HEYDUDE distribution center in Las Vegas, Nevada.
(2) In the fourth quarter of 2023, and previously in 2021 and 2020, we made changes to our international legal structure, including an intra-entity transfer of certain intellectual property rights, primarily to align with current and future international operations. The transfers resulted in a step-up in the tax basis of intellectual property rights and correlated increases in foreign deferred tax assets based on the fair value of the transferred intellectual property rights. This adjustment represents the current period impact of these transfers.

Non-GAAP Financial Guidance

Our forward-looking guidance for consolidated “adjusted operating margin,” and “adjusted diluted earnings per share” represents non-GAAP financial measures that exclude or otherwise have been adjusted for special items from our U.S. GAAP financial statements. We consider these items to be necessary adjustments for purposes of evaluating our ongoing business performance and are often considered non-recurring. Such adjustments are subjective and involve significant management judgment.

While we are able to estimate full year non-GAAP adjustments, we are unable to reconcile forward-looking adjusted measures to their nearest U.S. GAAP measure quarter-by-quarter because we are unable to predict the timing of these adjustments with a reasonable degree of certainty. By their very nature, special and other non-core items are difficult to anticipate with precision because they are generally associated with unexpected and unplanned events that impact our company and its financial results. Therefore, we are unable to provide a reconciliation of these measures for the guidance related to the third quarter of 2024.

CROCS, INC. AND SUBSIDIARIES
REVENUES BY SEGMENT, CHANNEL, and GEOGRAPHY
(UNAUDITED)

	Three Months Ended June 30,		Six Months Ended June 30,		% Change		Constant Currency % Change (1)
					Favorable (Unfavorable)
	2024	2023	2024	2023	Q2 2024-2023	YTD 2024-2023	Q2 2024-2023	YTD 2024-2023
	($ in thousands)
Crocs Brand:
North America:
Wholesale	$173,987	$181,085	$354,325	$353,140	(3.9)%	0.3%	(3.8)%	0.3%
Direct-to-consumer	314,728	293,473	517,304	472,727	7.2%	9.4%	7.4%	9.5%
Total North America (2)	488,715	474,558	871,629	825,867	3.0%	5.5%	3.2%	5.6%
International:
Wholesale	261,294	226,257	542,959	464,765	15.5%	16.8%	18.5%	19.4%
Direct-to-consumer	163,980	132,135	243,218	191,096	24.1%	27.3%	27.9%	30.8%
Total International	425,274	358,392	786,177	655,861	18.7%	19.9%	22.0%	22.8%
Total Crocs Brand	$913,989	$832,950	$1,657,806	$1,481,728	9.7%	11.9%	11.2%	13.2%

Crocs Brand:
Wholesale	$435,281	$407,342	$897,284	$817,905	6.9%	9.7%	8.6%	11.2%
Direct-to-consumer	478,708	425,608	760,522	663,823	12.5%	14.6%	13.8%	15.7%
Total Crocs Brand	913,989	832,950	1,657,806	1,481,728	9.7%	11.9%	11.2%	13.2%
HEYDUDE Brand:
Wholesale	113,829	148,825	248,582	316,688	(23.5)%	(21.5)%	(23.5)%	(21.5)%
Direct-to-consumer	83,684	90,592	143,747	158,117	(7.6)%	(9.1)%	(7.5)%	(9.0)%
Total HEYDUDE Brand (3)	197,513	239,417	392,329	474,805	(17.5)%	(17.4)%	(17.4)%	(17.4)%
Total consolidated revenues	$1,111,502	$1,072,367	$2,050,135	$1,956,533	3.6%	4.8%	4.8%	5.8%
(1) Reflects year over year change as if the current period results were in constant currency, which is a non-GAAP financial measure. See ‘Reconciliation of GAAP Measures to Non-GAAP Measures’ above for more information.
(2) North America includes the United States and Canada.
(3) The vast majority of HEYDUDE Brand revenues are derived from North America.

CROCS, INC. AND SUBSIDIARIES
DIRECT-TO-CONSUMER COMPARABLE SALES
(UNAUDITED)

Direct-to-consumer (“DTC”) comparable sales were as follows:

	Constant Currency (1)
	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
Direct-to-consumer comparable sales: (2)
Crocs Brand	11.7%	19.5%	13.2%	20.5%
HEYDUDE Brand	(17.5)%	20.2%	(17.7)%	24.7%
(1) Reflects period over period change on a constant currency basis, which is a non-GAAP financial measure. See “Use of Non-GAAP Financial Measures” for more information.
(2) Comparable store status, as included in the DTC comparable sales figures above, is determined on a monthly basis. Comparable store sales include the revenues of stores that have been in operation for more than twelve months. Stores in which selling square footage has changed more than 15% as a result of a remodel, expansion, or reduction are excluded until the thirteenth month in which they have comparable prior year sales. Temporarily closed stores are excluded from the comparable store sales calculation during the month of closure and in the same month in the following year. Location closures in excess of three months are excluded until the thirteenth month post re-opening. E-commerce comparable revenues are based on same site sales period over period. E-commerce sites that are temporarily offline or unable to transact or fulfill orders (“site disruption”) are excluded from the comparable sales calculation during the month of site disruption and in the same month in the following year. E-commerce site disruptions in excess of three months are excluded until the thirteenth month after the site has re-opened. Additionally, comparable sales do not include leap days in leap years.